Exhibit 32.2

Certification

In connection with the Quarterly Report of OraSure Technologies, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ronald H. Spair, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RONALD H. SPAIR

Ronald H. Spair
Executive Vice President and Chief Financial Officer

July 31, 2003

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to OraSure Technologies, Inc. and will be retained by OraSure Technologies, Inc. and furnished to the Securities and Exchange Commission or its Staff upon request.